UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

SAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-49983	48-1229851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway Suite 400
Johns Creek, Georgia		30097
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 232-5067

No Changes.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On October 29, 2026, Saia, Inc. (the "Company") issued a press release announcing its third quarter 2026 results and authorization of a stock repurchase program. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in any such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Todd C. Fowler to the Board of Directors

On October 29, 2026, the Company announced that its board of directors (the “Board”) expanded its size from ten to eleven directors and appointed Mr. Todd C. Fowler to fill the new director position, effective immediately. Mr. Fowler will serve as a director until the 2027 annual meeting of stockholders, except in the event of his earlier death, resignation or removal. Mr. Fowler has been appointed by the Board to serve as a member of the Audit Committee.

In connection with his appointment, the Board determined that Mr. Fowler is independent within the meaning of the Nasdaq Global Select Market listing standards and Securities and Exchange Commission (“SEC”) regulations. Mr. Fowler will be entitled to receive the same annual compensation as other non-employee directors of the Company as described in the Company’s most recent proxy statement, filed with the SEC on March 16, 2026, on a pro-rated basis. In addition, the Company enters into customary indemnification agreements with its directors, the form of which was filed with the SEC as Exhibit 10.2 with the Company’s Form 8-K filed on December 13, 2006.

There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Fowler has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Fowler and any other persons pursuant to which he was appointed to the Board.

Item 7.01	Regulation FD Disclosures

A copy of the press release announcing the appointment of Mr. Fowler to the Board is furnished hereto as Exhibit 99.2 to this Report on Form 8-K.

Item 8.01	Other Events

On October 29, 2026, the Company also announced that the Board approved a stock repurchase program authorizing the Company to repurchase up to $250 million of outstanding common stock. The program is effective immediately and permits shares of common stock to be repurchased from time to time at management’s discretion through a variety of methods, including a 10b5-1 trading plan, open market purchases, privately negotiated transactions, or other transactions permitted by applicable securities laws and regulations. The timing and amount of repurchases will depend on market conditions and other factors, including business conditions, alternative investment opportunities, funding considerations, and other matters considered relevant by management and the Board. The stock repurchase program has no expiration date, does not obligate the Company to acquire a specified number of shares, and may be suspended, modified or terminated by the Company at any time, without prior notice.

Item 9.01	Financial Statements and Exhibits

99.1	Press release of Saia, Inc. dated October 29, 2026 announcing results of operations and authorization of a stock repurchase program.
99.2	Press release of Saia, Inc. dated October 29, 2026 announcing appointment of Todd C. Fowler to the board of directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: October 29, 2026	/s/ Kelly W. Benton
Kelly W. Benton
Vice President and Chief Accounting Officer (Principal Accounting Officer)